UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 288-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trustee

On October 11, 2022, the board of trustees (the “Board”) of Acadia Realty Trust (the “Company”) voted to appoint Mark Denien as a trustee of the Company, effective as of the same day, to serve until the Company’s 2023 annual meeting of shareholders or until his successor is duly elected and qualifies. The Board also appointed Mr. Denien to its Audit Committee, effective as of the same day.

Mr. Denien has over 20 years of financial experience in real estate investment, having served multiple executive roles from 2005 to October 2022 at Duke Realty Corporation, a publicly traded real estate investment trust in the S&P 500 prior to its recent merger with Prologis, Inc. Mr. Denien most recently served as Executive Vice President, Chief Financial Officer of Duke Realty Corporation, a role he held from 2013 to October 2022. As Chief Financial Officer, Mr. Denien oversaw all financial functions for Duke Realty Corporation, including capital markets, accounting, taxation, investor relations, treasury and information technology. Prior to being named Chief Financial Officer, Mr. Denien was Senior Vice President, Chief Administration Officer from 2005 to 2006 and Senior Vice President, Chief Accounting Officer from 2006 to 2013. Mr. Denien is also a Certified Public Accountant, and prior to joining Duke Realty Corporation, he was an audit and advisory partner for KPMG, LLP, focused on the real estate and construction industries. He began his career with KPMG, LLP in 1989.

The Company’s compensation program for its non-employee trustees is described in the Company’s Proxy Statement for its 2022 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 25, 2022, and such description is incorporated herein by reference.

There are no arrangements or understandings between Mr. Denien and any other person pursuant to which Mr. Denien was appointed to the Board. There are no transactions in which Mr. Denien has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Trustee Not Standing for Re-election

On October 11, 2022, Lorrence T. Kellar, an independent trustee and member of the Audit Committee and the Compensation Committee of the Board, has formally notified the Company of his intention to retire from the Board effective as of the Company’s 2023 annual meeting of shareholders. Mr. Kellar has served on the Board since 2003 and his retirement is part of the Board’s ongoing commitment to refreshment, including the appointment to the Board of Mr. Denien, described above, and that of Kenneth A. McIntyre last year.

Item 7.01 Regulation FD Disclosure.

On October 12, 2022, the Company issued a press release announcing the appointment of Mr. Denien to the Board and Mr. Kellar’s decision to not run for re-election, a copy of which is furnished herewith as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 12, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acadia Realty Trust (Registrant)

Date:	October 12, 2022	By:	/s/ John Gottfried
		Name: Title:	John Gottfried Executive Vice President and Chief Financial Officer